Exhibit 4.27

PUBLIC DEED OF A SHARE PLEDGES EXTENSION AGREEMENT GRANTED, AMONG OTHERS BY, “CEMEX, S.A.B., DE C.V.”, “NEW SUNWARD HOLDING B.V.” AND “WILMINGTON TRUST (LONDON) LIMITED”.

NUMBER ONE THOUSAND FIVE HUNDRED AND SIXTY-FIVE

On April ninth, two thousand nineteen, residing at Madrid,

Before me, ANTONIO PÉREZ-COCA CRESPO, Notary Public of Madrid and its Bar Association,

APPEAR:

ON ONE PART.- MR. JUAN PELEGRI AND GIRÓN, Spanish citizen, of legal age, with domicile at Calle Hernández de Tejada, número 1; with National Identity Card number 01489996-X. -

ON ONE PART.- MR. JOHN STUART PERCIVAL, British citizen, of legal age, with domicile at Paseo de la Castellana, número 110, 28046 Madrid; with Passport number 706161972. -

ON ANOTHER PART.- MR. JUAN BOSCO EGUILIOR MONFORT and MR. MIGUEL CASTILLO GUTIÉRREZ, both of legal age, Spanish citizens, with domicile in Madrid, Calle Sauceda, número 28; with National Identity Card number 51395652-J and 53413218L, respectively.

ON ANOTHER PART.- MR. WILLIAM VAN DYKE CARRO, of legal age, Spanish citizen, with domicile at Calle José Ortega y Gasset, número 29, Edificio Beatriz, 28006 Madrid; with National Identity Card number 07249898-E.

ON ANOTHER PART.- MR. FRANCISCO JAVIER RUBIO CIA and MR. FÉLIX MORÓN RODRIGO, both of legal age, Spanish citizens, with domicile in Madrid, Plaza Pablo Ruiz Picasso, number 1, Torre Picasso, piso 33; with National Identity Card numbers 33440131V and 53387120-A.

ON ANOTHER PART.- CARLOS HERNÁNDEZ-CANUT Y FERNÁNDEZ-ESPAÑA, of legal age, Spanish citizen, with domicile at Paseo de la Castellana, número 110, Madrid; with National Identity Card number 05260702G.

ON ANOTHER PART.- MR. MICHELE SCHIANO DI COLA, Italian citizen, with valid passport number YA7600147.

AND MRS. MÓNICA CELEIRO PENA, Spanish citizen, with National Identity Document number 01185247B.

Both of legal age, with domicile at Paseo de la Castellana, número 60, 28046 Madrid.

ON ANOTHER PART.- MRS.PATRICIA MARIA SENDINO GÓMEZ and MR. FERNANDO ALFARO DE LA HERRÁN, both of legal age, Spanish citizens, with domicile in Madrid, Emilio Vargas, número 4; with National Identity Cards numbers 05410821w and 02516247-R, respectively.

ON ANOTHER PART.- MRS. SUSANA SEDANO NUÑEZ and MR. RODRIGO VALLES GONZÁLEZ, both of whom are of legal age, domiciled for this purpose in Boadilla del Monte (Madrid), Avenida de Cantabria, s/n; she is a Spanish citizen, with National Identity Card number 50720373Z and he is a Mexican citizen, with valid passport of his nationality number 021745218.

APPEAR:

I.- MR. JUAN PELEGRI Y GIRÓN, in the name and on behalf of the entities:

1.-) CEMEX, SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE”, entity of Mexican nationality, with domicile in Ciudad de Monterrey, N.L. (México), in Avenida Constitución, número 444, poniente, Zona Centro; with Federal Taxpayer Registry number CEM-880726-UZA. Registered in the Public Registry of Property and Commerce of Monterrey, Nuevo León, under the electronic commercial folio number 532º9.

N.I.E. N4121454E.

As he affirms, using the valid powers granted in his favour, especially for this act, by resolution adopted by the Board of Directors of the legal entity, on the thirtieth day of January of the year two thousand and nine, through deed issued in San Pedro Garza García, Nuevo León, United Mexican States, on March eight of the year two thousand and nine, before the Notary Public, Mr. Ignacio Gerardo Martinez González under number 20,675 of protocol order, as it is evidenced with an authorized copy of said deed duly apostilled under the Hague Convention.

ACTUAL OWNERSHIP - It is excluded in the exceptions provided for in Law 10/2010 of April 28, as it is a listed company.

2.-) NEW SUNWARD HOLDING B.V., a limited liability company duly incorporated under the laws of The Netherlands, with its corporate headquarters in Amsterdam, domiciled at Strawinskylaan 1637, Tower B, 1077 Amsterdam, The Netherlands, registered in the Dutch Public Registry of Commerce under number 34133556 and N.I.E. N0032022G.

It is empowered to do so by virtue of an express power of attorney formalized by the Company's attorneys-in-fact, with sufficient powers, Ms. Paola A. Hernández Chávez and Mr. Jesús Gumaro Cavazos, by virtue of a power of attorney granted before the Amsterdam Notary Public, Mr. K. Stelling, on March twelfth, of the year two thousand and nine, as evidenced by the original of said power of attorney typed in two columns in Spanish and English, languages which I, the Notary Public, know, and duly apostilled under the Hague Convention.

ACTUAL OWNERSHIP - I, the Notary Public, expressly state that I have complied with the obligation to identify the real owner imposed by Law 10/2010, of April 28, the result of which is recorded in the minutes authorized before my testimony, on July 29, two thousand and fifteen, under number 3771 of protocol order, which has not been modified to date.

3.-) “CEMEX ESPAÑA, S.A.” (formerly COMPAÑÍA VALENCIANA DE CEMENTOS PÓRTLAND, S.A.) domiciled in Madrid, at Calle Hernández de Tejada, 1; whose corporate purpose is the activity of a holding company.

With Code CNAE 6420 “Activities of Holding Company”.

It was incorporated with indefinite term in a deed authorized by the Notary Public of Valencia, Mr. Juan Bautista Roch Contelles, on April 30th 1917, adapted to the effective legislation through deed authorized by the Notary Public of Valencia, Mr. Antonio Soto Bisquert on July 13, 1990; REGISTERED in Valencia’s Public Registry of Commerce, in volume 122, book 28 of legal entities, section 3rd of corporations, page 354, inscription 1st; regarding the adaptation deed, it is registered in said Registry, in volume 2.854, book 10, general section, sheet page V2533, inscription 165; also the bylaws of the company were rewritten under another public instrument authorized by the Notary Public of Madrid, Mr. Antonio Francés y de Mateo on August 12, 1993, with the number 6.796, causing the inscription 200th.

The current domicile previously stated has been transferred through deed authorized by the Notary Public of Valencia, Mr. Antonio Soto Bisquert on June 29, 1995, with the order number 1,489 of his protocol, and registered in Madrid’s Public Registry of Commerce in volumes 9743 and 9744, section 8th, book of legal entities, sheet 1 and 166, page number M 156542, inscriptions 1st and 2nd.

Its corporate name was changed for the one used nowadays, through resolution adopted by the General Shareholders Meeting of the legal entity that took place the twenty fourth day of June two thousand two, and notarized before my testimony the same day, under the order number 662 of the protocol, causing inscription 122nd of the registral page.

Has a C.I.F. number: A46004214 and CNAE code number 6420 (holding companies).

The concerned party represents that the identifying date of the legal entity and, particularly, its core business and domicile, have not changed from the aforementioned.

As he affirms, using the valid power granted in his favour, especially for this act, by resolution adopted by the Company’s Board of Directors, in its meeting held on March eleven, two thousand nineteen, notarized through deed granted before my testimony, simultaneously to the present one.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that I have complied with the obligation to identify the real owner imposed by Law 10/2010 of April 28, whose results appear in the act authorized before the Notary Public of Madrid, Mr. Antonio Pérez-Coca Crespo, on February twenty-sixth of two thousand and fifteen, under protocol order number 884, which has not been modified since then, as stated by the legal representative of the legal entity.

II.- MR. JOHN STUART PERCIVAL, on behalf and representation of the following entities:

1) WILMINGTON TRUST (LONDON) LIMITED, incorporated under the Laws of England and Wales, having its domicile at 1 King's Arms Yard, Third Floor, London EC2R7AF, England. Registered with the Register of Companies under number 05650152 and tax identification number N82614431 (hereinafter referred to as the “Security Agent”).

It is empowered to do so by virtue of an express power of attorney formalized by the Company's attorney-in-fact with sufficient powers.

It is empowered to do so by virtue of a special power of attorney formalized by the Company's attorney-in-fact, Mr. Keith Reader, through power of attorney granted before the Notary Public of London, Mr. Edward Gardiner, on July twelfth of two thousand and seventeen, as accredited to me with original of said power of attorney typed in two columns in Spanish and English, languages which I, the Notary Public, know, and duly apostilled under the Hague Convention.

ACTUAL OWNERSHIP - I, the Notary Public, hereby expressly state that I have complied with the obligation to identify the real owner imposed by Law 10/2010 of April 28, the result of which is set out in the aforementioned power of attorney authorized by the Notary Public of London, Mr. Edward Gardiner, on July twelfth of the year two thousand and seventeen.

2) CITIBANK EUROPE plc. UK BRANCH, a company validly incorporated and existing under the laws of Ireland, having its domicile at 1 North Wall Quay, Dublin 1, registered in the Public Registry of Commerce under number 132781 (hereinafter referred to as the “Agent”).

It is empowered to do so by virtue of an express power of attorney formalized by the Company's attorneys-in-fact with sufficient powers, Mrs. Raya Brody and Mr. Stephen John Wright, through power of attorney granted before the Notary Public of London, Mr. Richard John Saville, on July fourteenth of two thousand and seventeen, as accredited to me with original of said power of attorney typed in two columns in Spanish and English, languages which I, the Notary Public, know, and duly apostilled under the Hague Convention.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

3) BANK OF AMERICA NATIONAL ASSOCIATION, an existing banking association incorporated under the laws of the United States of America, with a branch office in England, 2 King Edward Street, London EC1A 1HQ, United Kingdom, acting through its London branch.

It is empowered to do so by virtue of an express power of attorney formalized by the Company's attorneys-in-fact with sufficient powers, Mrs. Fiona Malitsky and Mrs. Beverley Clapton, through power of attorney granted before Notary Public of London, Mrs. Sarah Karen Mackie, on July eleventh of two thousand and seventeen, as accredited to me with original of said power of attorney typed in two columns in Spanish and English, languages which I, the Notary Public, know, and duly apostilled under the Hague Convention.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

4) INTESA SANPAOLO, S.p.A., a public limited company incorporated under Italian law, registered in the Public Registry of Commerce of Turin under number 00799960158, with domicile at Plazza San Carlo 156, 10121, Turin, Italy, acting through its New York branch.

It is empowered to do so by virtue of an express power of attorney formalized by the Company's directors with sufficient powers, Mr. Gianluca Cugno and Mr. Carlo Persico, through power of attorney granted before Notary Public of Milan, Mr. Gavin Posadinu di Antonio, on April fourth two thousand nineteen, a photocopy of which has been shown to me, the original of which, duly apostilled, promises to certify as soon as possible, which I, the Notary Public, will certify by means of the attached form.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

5) JP MORGAN CHASE BANK, NATIONAL ASSOCIATION, entity incorporated under the laws of the United States of America, with domicile at 1111 Polaris Parkway, Columbus, Ohio 43240 U.S.A., with tax identification number N40045181.

It is empowered to do so by virtue of an express power of attorney formalized by the Company's attorneys-in-fact with sufficient powers, Mr. Lisandro Miguens, through power of attorney granted before Notary Public of New York, Mr. Gerardo Rivera, on April first of two thousand nineteen, as accredited to me with original of said power of attorney typed in two columns in Spanish and English, languages which I, the Notary Public, know, and duly apostilled under the Hague Convention.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

6) ING BANK N.V., entity incorporated under the laws of The Netherlands, with domicile at Bijilmerplein 888, 1102 MG Amsterdam (Zuidoost – The Netherlands). Registered in the Dutch Public Registry of Commerce under number 33031431 and with tax identification number W0037986G acting through its Dublin branch.

It is empowered to do so by virtue of an express power of attorney formalized by the Company's attorneys-in-fact with sufficient powers, Mr. Lisandro Miguens, through power of attorney granted before Notary Public of New York, Mr. Gerardo Rivera, on April first of two thousand nineteen, as accredited to me with original of said power of attorney typed in two columns in Spanish and English, languages which I, the Notary Public, know, and duly apostilled under the Hague Convention.

It is empowered to do so by virtue of an express power of attorney formalized by the Company's attorneys-in-fact, with powers up to a limit of 1,000,000,000 euros, Mr. Bart Maria Hubertus Schmeetz and Mr. Jan Schult, , through power of attorney granted before Notary Public of Amsterdam, Netherlands, Mr. Cornelius Hein Theodoor Koetsier, on March second of two thousand nineteen, as accredited to me with original of said power of attorney typed in two columns in Spanish and English, languages which I, the Notary Public, know, and duly apostilled under the Hague Convention.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

7) CREDIT INDUSTRIELET COMMERCIAL, entity incorporated under the laws of Laws of France, with domicile in 6 Avenue de Provence, 75009 Paris, France, acting through its London branch, registered under number BR 705 in in the England and Gales Public Registry of Commerce, with tax identification number N0015018E.

It is empowered to do so by virtue of an express power of attorney formalized by the Company's attorneys-in-fact, with sufficient powers, Mr. Patrick Lacey Kitching and Alexandre Pierre René Bethier, through power of attorney granted before Notary Public of London, Mrs. Sara Helen Dodd on July sixth of two thousand seventeen, as accredited to me with original of said power of attorney typed in two columns in Spanish and English, languages which I, the Notary Public, know, and duly apostilled under the Hague Convention.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

8) CREDIT AGRICOLE CORPRATE AND INVESTMENT BANK, entity incorporated under the laws of Laws of France, with domicile in 12, Place des Etats-Units CS 70052, 92547 Montrouge CEDEX, France, registered under number 304 187 701 in the Greffe du Tribunal de Commerce de Nanterre Register, with a branch established under the New York Banking Law, with address at 1301 Avenue of the Americas, New York NY 10019.

It is empowered to do so by virtue of an express power of attorney formalized by the Company's attorneys-in-fact, Mr. Gordon Yip and Mrs. Myra Luz Martinez, with sufficient powers, through power of attorney granted before Notary Public of New York, Mr. Ronald N Finn on March fourteenth of two thousand nineteen, as accredited to me with original of said power of attorney typed in two columns in Spanish and English, languages which I, the Notary Public, know, and duly apostilled under the Hague Convention.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

9) SUMITOMO MITSUI BANKING CORPORATION, entity incorporated under the laws of Laws of Japan, with domicile in 1-1-2, Maunouchi, Chiyodaku, Tokyo, Japan, registered under number 0100-01-008813 in the Tokyo Legal Affairs Bureau, with tax identification number N73212161.

It is empowered to do so by virtue of an express power of attorney formalized by the Company's attorney-in-fact, Mr. Carl Adams, with sufficient powers, through power of attorney granted before Notary Public of New York, Mrs. Jane Hutta on July sixth of two thousand seventeen, as accredited to me with original of said power of attorney typed in two columns in Spanish and English, languages which I, the Notary Public, know, and duly apostilled under the Hague Convention.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

10) BANCO NACIONAL DE MÉXICO, SOCIEDAD ANONIMA INTEGRANTE DEL GRUPO FINANCIERO BANAME, with domicile in Distrito Federal de México, and registered in the Public Registry of Property number 541, sheet 371, volume 257, book 3 in the Commercial Section.

It is empowered to do so by virtue of an express power of attorney formalized by the Company's attorney-in-fact Mr. José Alejandro de Iturbide Gutiérrez, through power of attorney granted before Notary Public of Mexico City, Mr. Roberto Nuñez y Bandera on July

seventh of two thousand seventeen, under number 80370 of protocol order, and duly apostilled under the Hague Convention.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

11) SOCIÉTE GENÉRALE, S.A., having its domicile at 29 Boulevard Haussmann, 75009 Paris (France), constituted by virtue of an act deposited at the Registry of the Court of Paris, with a duration of up to January 1, 2048, of an anonymous nature and registered at the Public Registry of Commerce and Companies of Paris on October 7, 1955, and identified in said Registry under the number Siren 552.120.222.

And doing so on behalf of its branch SOCIÉTE GENERALE, SUCURSAL EN NUEVA YORK, registered with the New York Department of Financial Services, under registration number 2009.

It is empowered to do so by virtue of an express power of attorney formalized by the Company's attorney-in-fact, with sufficient powers, Mr. Guido Van Hauwemermelren, through power of attorney granted before Notary Public of New York, Mrs. Jay Ruzzel Natividad Olegario on July twelfth of two thousand seventeen, as accredited to me with original of said power of attorney typed in two columns in Spanish and English, languages which I, the Notary Public, know, and duly apostilled under the Hague Convention.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

13) MIZUHO BANK LTD., entity incorporated under the Laws of Japan, and licensed to operate through a branch office in the United States of America at 1251 Avenue of the Americas, New York, NY 10020.

It is empowered to do so by virtue of an express power of attorney formalized by the Company's attorney-in-fact, Mr. Keiichi Niinuma, with sufficient powers, certified by Mr. Yoshimi Tsushima, General Director of the American Planning Division, through power of attorney granted before Notary Public of New York, Mr. Damien A. Morris on July sixth of two thousand seventeen, as accredited to me with original of said power of attorney typed in two columns in Spanish and English, languages which I, the Notary Public, know, and duly apostilled under the Hague Convention.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the

Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

III. MR. JUAN BOSCO EGUILIOR MONDFORT AND MR. MIGUEL CASTILLO GUTIÉRREZ, in the name and on behalf of the following entities:

1. – The Public Limited Company “BANCO BILBAO VIZCAYA ARGENTARIA, S.A.”, with domicile in Bilbao, Plaza de San Nicolas, número 4; whose corporate purpose includes financial activities; constituted for an indefinite term under the name "Banco Bilbao Vizcaya, S.A." by virtue of a deed of merger of the banks "Banco de Bilbao, S.A." and “Banco de Vizcaya, S.A.", executed in a deed authorized on October 1, 1988, by the Notary Public of Bilbao, José María Arriola Arana, under number 4,350 of his protocol; adapted its Bylaws to the L.S.A., through deed granted before the same Notary Public José María Arriola Arana on March 22, 1990, under number 808 of his protocol, and finally, through deed of merger by absorption, the Bank “Banco Bilbao Vizcaya, S.A.” absorbed the Bank “Argentaria, Caja Postal, Banco Hipotecario, S.A. (as absorbed and, therefore, extinguished), adopting its current name of “BANCO BILBAO VIZCAYA ARGENTARIA, S.A.” through deed granted in Bilbao, on January 25, 2000, before the Notary Public Mr. José María Arriola Arana, with the order number 149 of his protocol.-- Registered in the Public Registry of Commerce of Vizcaya, on folio 183, book 1,545, of the 3rd Section of companies, volume 2,083, page number 14,741, 1st entry, regarding its constitution; folio 49, book 1,657, 3rd Section of companies, volume 2. 227, page number BI-17-A, registration 156th, regarding the adaptation of its Articles of Association, and regarding the current merger, it caused the registration 1,035th at the indicated time in the Public Registry of Commerce of Biscay, and it has also been registered in the Public Registry of Commerce of Madrid, in volume 13,554, folio 141, Section 8, page number M 21,228, registration 344-M. C.I.F. A48/265169.

They are empowered for this act, by virtue of powers of attorney that such Company has conferred on them in relation to Mr. Juan Bosco Eguillor Monfort, before the Notary Public of Bilbao, Mr. José María Arriola Arana, on the third of November of the year two thousand and three, under number 1,837 of the order of protocol, causing the inscription of the registry sheet 1604; and, in relation to Mr. Miguel Castillo Gutiérrez, before the Notary Public of Madrid, Mr. Ramón Corral Beneyto on September twelfth two thousand and seven, under protocol order number 3654, causing the inscription of company sheet 2137.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

2.- The entity “BBVA BANCOMER”, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MULTIPLE, GRUPO FINANCIERO BBVA BANCOMER”, domiciled in Mexico, Federal District.

They are empowered for this act, by virtue of powers of attorney specially conferred by the company's proxy, Mr. José Fernando Pio Díaz Castañares, with sufficient powers, through deed granted before the Notary Public of Mexico City, Mr. Carlos de Pablo Serna, on July twelfth of two thousand and seventeen, as credited to me with original of such power of attorney and duly apostilled under the Hague Convention.

IV. MR. WILLIAM VAN DYKE, in name and on behalf of CITIBANK N.A. a national banking association incorporated under the laws of the United States of America, with domicile at 701 E. 60 Street North, Sioux Falls, South Dakota and registered with the Bureau of Exchange Control under number 1461, with tax identification number N0069611B.

He acts as Director of CITI in Spain, position for which he has been appointed by the Vice President of the entity, on February fourth, two thousand nineteen, before the Notary Public of New York, Mr. Kurt Loft Willett, being authorized to sign all the public and/or private documents necessary for the execution of the said exercise, as from March first, two thousand nineteen, as he accredits to me with original of such power of attorney, duly apostilled under the Hague Convention, as well as the translation of the same.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

V.- MR. FRANCISCO JAVIER RUBIO CIA and MR. FELIX MORÓN RODRIGO, in the name and on behalf of HSBC France, SUCURSAL EN ESPAÑA, domiciled in Madrid, Plaza Pablo Ruiz Picasso, 1, Torre Picasso, 33; constituted through deed executed before the Notary Public of Madrid, Mr. Antonio Luis Reina Gutiérrez, on October second of two thousand and eighteen, under number 8,427 of its protocol and registered in the Public Registry of Commerce of Madrid in volume 38,314, general of Section 8 of the Book of Companies, folio 1, sheet number M-681702, entry 1.

As they affirm, using their valid powers, jointly, granted in their favour conferred by virtue of a power of attorney granted before the Notary Public of Madrid, Mr. Antonio-Luis Reina Gutiérrez, on February fifth, two thousand nineteen, under number 867 of protocol, causing the inscription of the 18th of the sheet of the Company.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

VI. MR. FRANCISCO JAVIER RUBIO CIA and MR. JOHN STUART PERCIVAL, on behalf of HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC, entity incorporated under the laws of Mexico,

with domicile at Paseo de la Reforma número trescientos cuarenta y siete, Colonia Cuauhtémoc, Delegación Cuauhtémoc, Código Postal 06500. Distrito Federal and registered under number 170, at pages 114, volume 130, book three, Section on Commerce of the Public Registry of Property of the Federal District.

It is empowered to do so by virtue of an express power of attorney formalized by the Company’s Chief Executive, with sufficient powers, Mr. Nuno Gonçalo de Macedo e Santana de Almeida Matos, through power of attorney granted before the Notary Public of Mexico City, Ms. Rosamaría López Lugo, on July tenth two thousand and eleven, as evidenced by the original of said power of attorney typed in two columns in Spanish and English, the languages of which I, the Notary Public, know, and duly apostilled under the Hague Convention.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

VII.- MR. MICHELE SCHIANO DI COLA and MRS. MÓNICA CELEIRO PENA, in the name of and on behalf of NATIONAL WESTMINSTER BANK PLC., of unlimited duration, incorporated and existing under English law, having its domicile at 135 Bishopsgate, London EC2M3UR, England and registered under the number 959027 in the Public Registry of Commerce of England and Wales, with tax identification number N0060133F.

Its corporate purpose is: to carry out banking activities in the broadest sense.

They make use of the power of attorney conferred in their favour by Mr. Andrew James Nicholson, before the Notary Public of Edinburgh, Scotland, Mrs. Jacqueline Ann Patterson, dated November third, two thousand and seventeen, and raised to public record through deed granted before the Notary Public of Madrid, Mr. Fernando Molina Stranz, on November twenty-ninth, two thousand and seventeen, under number 1629 of protocol order, as accredited to me with an authorized copy of said deed that I have in my sight and return.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

VIII. MRS. PATRICIA MARIA SENDINO GOMEZ and MR. FERNANDO ALFARO DE LA HERRÁN, in the name and on behalf, as joint proxies of:

1.-) The entity “BNP PARIBAS, SUCURSAL EN ESPAÑA”, Spanish, of indefinite term, with domicile in Madrid, Calle Ribera del Loira, número 28, constituted under the name of BANQUE NATIONALE DE PARIS, SUCURSAL EN ESPAÑA; changed its denomination for the current one by deed granted on December 29, 2000, before the Notary Public of Madrid, Mr. Miguel Ruiz Gallardón García de la Rasilla, with number 7,027 of protocol; figure registered in the Public Registry of Commerceof Madrid, in Volume 191, Section 8 of the Book of Companies, folio 137, page number 40,598, inscription 66. It has C.I.F. number A-0011117-I.

They make use of the powers, in effect as they sign, in their favour, by virtue of powers of attorney granted before the Notary Public of Madrid, Mr. Javier Navarro-Rubio Serres, on the eleventh day of October of two thousand and eighteen, under number 2,475 of protocol order, causing the inscription 194 of the Company's sheet, as accredited to me with an authorized copy of said deed that I have in my sight and return.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

2) The entity BNP PARIBAS, a banking entity constituted in accordance with the laws of the Republic of France, acting through its branch in New York, domiciled at 787 Seventh Avenue, New York 10019, licensed as a foreign branch by the New York Department of Financial Services, and with Spanish tax identification number N-4006016-B.

It is empowered to do so by virtue of an express power of attorney formalized by the Company's attorneys-in-fact, with sufficient powers, Mr. Nicole Rodriguez and Mr. James Mchale, by virtue of a power of attorney granted before the Notary Public of New York, Mr. Sonny Sampayan-Sampayan, on the twenty-fifth day of March of the year two thousand and nine, as accredited to me by original of said power of attorney typed in two columns in Spanish and English, the languages which I, the Notary Public, know, and duly apostilled under the Hague Convention.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

IX. MRS. SUSANA SEDANO NÚÑEZ and MR.RODRIGO VALLES GONZÁLEZ, in the name and on behalf of the entity BANCO SANTANDER, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MULTIPLE, GRUPO FINANCIERO SANTANDER, with domicile in Mexico City, registered in the Public Registry of Commerce of Mexico City, on folio 63,608.

They make use of the powers, jointly, in effect as they state, conferred as to the first, by virtue of a power of attorney granted in Mexico City, on October tenth of two thousand and thirteen, before the Notary Public Mr. Miguel Alessio Robles, under number 90,086 of protocol; and, as to the second, before the same Notary Public, on June eighth of two thousand and fifteen, under number 93,685 of protocol, as they accredit to me with a copy of said powers of attorney duly legalized.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

X. MR. JOHN STUART PERCIVL and MR. CARLOS HERNÁNDEZ-CANUT Y FERNÁNDEZ-ESPAÑA, in name and on behalf of BANCO MERCANTIL DEL NORTE, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANORTE, with domicile in Mexico City, constituted through deed granted before the Notary Public of the Federal District, Mr. Fernando G. Arce, on March sixteenth of nineteen forty-five, under number 30,421 of protocol order, registered in the Public Registry of Property of the Federal District of Mexico, in the Commerce Section, under number 65, at pages 114, volume 199, book 3º.

It is empowered to do so by virtue of an express power of attorney formalized by the Company's attorneys-in-fact, with sufficient powers, Mr. Héctor Martín Ávila Flores and Mr. Diego González Chebaux, before the Notary Public of Mexico City, Mr. Cecilio González Márquez, on April 2, 2000, as accredited to me with original of said power of attorney duly apostilled under the Hague Convention.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

The persons appearing manifest the validity of the powers and the full subsistence of the powers with which they act, as well as the fact that the companies represented by them have full legal capacity to act.

I have had sight of the powers of attorney outlined and for the purposes provided for in Article 98 of Law 24/2001, as amended by Law 24/2005 and in accordance with the Resolution of the General Department of Registries and Public Notaries of September 20th, 2006, I hereby state that to my judgment, by virtue of the position held, the powers of attorney accredited are sufficient to formalize this public deed of a share pledges extension agreement.

Furthermore, with regard to powers of attorney granted abroad, I hereby state that they are duly apostilled in accordance with the Hague Convention. And I, the Notary Public, due to my knowledge of the legislation corresponding to the countries that have granted the powers of attorney in this matter; due to the fact that they have been granted before the Notary Public of those countries; because the powers of attorney there and thus granted, have the same effect in the country of origin, because the special powers of attorney are not registered in the Public Registry of Commerce of the countries in which the powers of attorney have been granted, because the notaries have ensured the identity, legal capacity and compliance with all national formalities and because the act contained therein is valid under the rules of private international law, I consider, for the purposes of Article 36 of the Mortgage Regulations and the Third Additional Provision of Law 15/2015 on Voluntary Jurisdiction, that the principle of equivalence of forms has been complied with, judging them to have sufficient capacity to grant this public deed of a share pledges extension agreement.

They have, to my judgment, sufficient legal capacity to grant this public deed of A SHARE PLEDGES EXTENSION AGREEMENT, and to that effect

REPRESENT

I.- That, on April 2, 2019, an agreement for novation and amendment (the “Amendment and Restatement Agreement”) was entered into under English law by, between others, the entity CITIBANK EUROPE PLC. UK BRANCH, as an agent, WILMINGTON TRUST (LONDON) LIMITED, as security agent, a number of financial institutions as lenders and a number of CEMEX Group companies, including the parent company CEMEX, S.A.B. de C.V., which contains as Exhibit 3 a novated and consolidated version of the Facilities Agreement originally signed on July 19, 2017 (the “Original Facilities Agreement”) which has been notarized before me on this same date under the protocol number preceding the present one.

The Original Facilities Agreement, as novated and amended over time and specifically under the Amended and Restatement Agreement, is hereinafter referred to as the “Facilities Agreement”.

II.- That, on this same date, in order to guarantee the full and timely performance of the obligations arising from the Facilities Agreement (as novated under the Amendment and Restatement Agreement), a share pledge extension agreement (the “Share Pledges Extension Agreement”) has been entered into under English law by, among others, NEW SUNWARD HOLDING B.V. and CEMEX, S.A.B, DE C.V., as pledgees, WILMINGTON TRUST (LONDON) LIMITED, as security agent, and BANCO BILBAO VIZCAYA ARGENTARIA, S.A., as custodian.

The concerned parties deliver to me, the Notary Public, for notarization, the Share Pledges Extension Agreement, typed in two columns, Spanish and English, language which I, the Notary Public, know, and which is extended on folios together with its exhibits.

III. And that, with the agreement of the concerned parties, the Share Pledges Extension Agreement is made public, subject to the following:

CLAUSES:

FIRST.- The Shares Pledges Extension Agreement referred to in Representation II of this deed, together with each and every one of its exhibits, which the persons appearing before deliver it to me in this act, and which I, the Notary Public, leave attached to this instrument, is notarized, thus forming an integral part thereof.

SECOND.- The persons appearing, as they intervene, solemnly declare that they fully ratify the content of the Share Pledges Extension Agreement that has been attached to this instrument.

Notwithstanding the provisions of this deed, the entity WILMINGTON TRUST (LONDON) LIMITED in its capacity as Security Agent, and in addition by itself and on behalf of the Lenders, and in the interest of the entities that in the future may join the same, fully RATIFIES the content of the Share Pledges Extension Agreement, which has been attached to this instrument.

THIRD.- The Share Pledges Extension Agreement hereby ratified and notarized acquires the status of an enforceable deed for all purposes set forth in articles 517.2.4 and related articles of Law 1/2000 on Civil Procedure of January 7 and, furthermore, shall have the effects set forth in articles 1,216, 1,924.3 and 1,929 of the Civil Code and in the other applicable legal regulations, which all concerned parties expressly accept and acknowledge.

FOURTH.- Pursuant to the Share Pledges Extension Agreement, the Pledges are extended by the Pledgers in favour of all the Lenders (including expressly, but without limitation, BANCO SABADELL, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MULTIPLE, who has not executed the Share Pledges Extension Agreement or this deed as of this date). Therefore, the concerned parties agree that BANCO SABADELL, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MULTIPLE may subsequently adhere to the Share Extension Agreement (for the purposes of accepting the Share Pledges Extension Agreement constituted in its favour) and notarized through the present deed.

Notwithstanding the foregoing, the concerned parties expressly agree and acknowledge that the Share Pledges Extension Agreement, herein ratified and notarized, hereby acquires the status of an enforceable deed for all purposes set forth in articles 517.2.4 and related articles of Law 1/2000 on Civil Procedure of January 7 and articles 1,216, 1,924.3 and 1,929 of the Civil Code and other applicable legal regulations.

FIFTH.- Furthermore, the concerned parties expressly agree and acknowledge that any other Lender under the Facilities Agreement may adhere to the public filing of the Share Pledges Extension Agreement which is hereby executed. In such case, the concerned parties expressly agree and acknowledge that the Share Pledges Extension Agreement herein ratified and notarized (which hereby acquires the status of an enforceable deed for all purposes set forth in articles 517.2. 4º and concordant of Law 1/2000 of Civil Procedure, of January 7 and in articles 1,216, 1,924.3 and 1,929 of the Civil Code and in the other applicable legal regulations) will display, in relation to the said Lenders that adhere to it, the legal effects derived from its public deed.

SIXTH.- All concerned parties to the Share Pledges Extension Agreement give sufficient power to the Security Agent, by virtue of this deed, to enable it to request second and subsequent copies of this deed (including in an enforceable capacity).

SEVENTH.- All expenses arising from this grant will be paid by CEMEX, SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE.

PROTECTION OF PERSONAL DATA.- In accordance with the provisions of the European General Data Protection Regulation, we inform you that the personal data of the concerned parties involved will be processed by the authorizing Notary Public, whose contact details are set out in this document. The data will be processed for the purpose of carrying out the functions proper to the notary's activity and for invoicing and customer management, for which purpose they will be kept for the periods of time provided for in the applicable regulations and, in any case, for as long as the relationship with the concerned party is maintained. The basis of the processing is the performance of public notarial functions, which requires that the data be provided to the Notary Public and would prevent his intervention in case opposite. The communications foreseen in the Law will be made to the Public Administrations and, if necessary, to the Notary Public who succeeds the current one in the locality. The concerned parties involved have the right to request access to their personal data, its rectification, deletion, portability, and limitation of its processing, as well as to oppose it. In the event of any possible violation of rights, a complaint may be submitted to the Spanish Data Protection Agency. If data from persons other than the concerned parties are provided, the concerned parties must have previously informed them of all the provisions of Article 14 of the RGPD.

So they state and grant

And I, the Notary Public, CERTIFY:

a.- Having identified the concerned parties by their identification documents, outlined at the hearing, which have been exhibited to me.

b.- That the concerned parties, to my judgement, have the legal capacity and are entitled to execute this document.

c.- That the execution of this document is in adherence to legality and the duly informed freedom of will of the concerned parties.

d.- Having read this public instrument to the undersigned, previously warned of their right to read it by themselves, right which have exercised, and they acknowledge being duly and fully notified of the content of this public instrument, to which they grant their consent, in accordance to article 193 of the Notary Rules and Regulations.

e.- That the present public instrument is extended in twenty-six pages of notarial folios, series EN numbers: 0928856 and the following twenty-five in correlative order, I, the Notary, certify. The signatures of the persons appearing follow. Signed. JOSÉ BLANCO LOSADA. Signed. Notary’s Seal.

DILIGENCE. I, ANTONIO PÉREZ-COCA CRESPO, Notary Public of Madrid and its Bar Association, extend the present to place on record that on the April eleventh of the year two thousand and nine, I am delivered a copy of the power of attorney, typed in two columns, Spanish and English, languages which I, the Notary Public, know, especially granted to formalize the deed which is the object of the present, by Mr. Gianluca Cugno and Mr. Carlo Persico, before the Notary Public of Milan Mr. Gavino Posadinu di Antonio, on April fourth of the year two thousand nineteen.

The power of attorney is duly apostilled in accordance with the Hague Convention. And I, the Notary Public, for my knowledge of the legislation of the State of Italy in this matter; for being granted before a Notary Public of that country; because the powers of attorney there and thus granted have the same effects in the country of origin; because the special powers of attorney are not recorded in the Italian Public Registry of Commerce; because the Italian Notary Public has ensured the identity, legal capacity and compliance with all national formalities; and because the act it contains is valid under the rules of private international law, I consider, for the purposes of Article 36 of the Mortgage Regulations and the Third Additional Provision of Law 15/2015 on Voluntary Jurisdiction, that the principle of equivalence of forms has been complied with.

I have this power of attorney in sight, and the powers conferred by it are adequate and sufficient to grant this public deed of the agreement subject to this deed.

And having nothing more to say, I hereby extend over this single folio of Notary paper, I, the Notary Public, certify. Signed. ANTONIO PÉREZ-COCA CRESPO. Signed. Notary’s Seal.

DILIGENCE OF ADHESION AND RATIFICATION.- I, JOSE BLANCO LOSADA, notary public of Madrid and its Bar Association, as substitute for my colleague Mr. ANTONIO PEREZ-COCA CRESPO, extend the present, to certify that on the same day, April eleventh, two thousand nineteen, appeared before me:

DOÑA MARÍA ÁNGELES FOSAR MICO, of legal age, domiciled for this purpose in Alicante, Avenida Oscar Esplà, número 37; with National Identity Document number 50824616-K.

Acts in the name and on behalf of the entity BANCO SABADELL, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MULTIPLE, with domicile at street Miguel de Cervantes Saavedra, número193, piso 15, Colonia Granada, Delegación Miguel Hidalgo, Ciudad de México, constituted before the Notary Public of Mexico City, Mr. Francisco I. Hugues Vélez, on January fifteenth, two thousand and fifteen.

It is empowered to do so by virtue of an express power of attorney granted in her favour through deed before the Notary Public of Mexico City, Don Francisco I. Hugues Vélez, on January twenty-fourth, two thousand and eighteen, as she certifies to me with its original, duly apostilled under the Hague Convention, which I have in sight and return.

ACTUAL OWNERSHIP.- I, the Notary Public, hereby expressly state that, in accordance with the provisions of Royal Decree 304/2014 of May 5, approving the Regulations of Law 10/2010 of 28 April, as the company represented here is a credit institution as expressly stated by the attorney in fact, it is not necessary to prove actual ownership as set out in Article 15.c of Royal Decree 304/2014, regulating simplified due diligence measures.

They have, to my judgment, the necessary legal capacity to formalize this deed, and to that effect

STATES AND GRANTS

That it ADHERES, RATIFIES AND APPROVES in all its aspects the public deed of the SHARE PLEDGES EXTENSION AGREEMENT, which is the object of the hereto, whose entire content they declare to know, giving therefore to such grant full value and legal effectiveness.

PROTECTION OF PERSONAL DATA.- In accordance with the provisions of the European General Data Protection Regulation, we inform you that the personal data of the concerned parties involved will be processed by the authorizing Notary Public, whose contact details are set out in this document. The data will be processed for the purpose of carrying out the functions proper to the notary's activity and for invoicing and customer management, for which purpose they will be kept for the periods of time provided for in the applicable regulations and, in any case, for as long as the relationship with the concerned party is maintained. The basis of the processing is the performance of public notarial functions, which requires that the data be provided to the Notary Public and would prevent his intervention in case opposite. The communications foreseen in the Law will be made to the Public Administrations and, if necessary, to the Notary Public who succeeds the current one in the square. The concerned parties involved have the right to request access to their personal data, its rectification, deletion, portability, and limitation of its processing, as well as to oppose it. In the event of any possible violation of rights, a complaint may be submitted to the Spanish Data Protection Agency. If data from persons other than the concerned parties are provided, the concerned parties must have previously informed them of all the provisions of Article 14 of the RGPD.

So they state and grant

And I, the Notary Public, CERTIFY:

a.- Having identified the concerned party by their identification documents, outlined at the hearing, which have been exhibited to me.

b.- That the concerned party, to my judgement, has the legal capacity and is entitled to execute this document.

c.- That the execution of this document is in adherence with the law and the duly informed freedom of will of the concerned party.

d.- Having read this public instrument to the undersigned, previously warned of her right to read it by herself, right which have exercised, and she acknowledge being duly and fully noticed of the content of this public instrument, to which she grants her consent, in accordance to article 193 of the Notary Rules and Regulations.

e.- That the present public instrument is extended in three notarial folios, series EN numbers: 0929241 and the following two in correlative order, I, the Notary Public, certify. The signature of the concerned person follows. Signed. JOSÉ BLANCO LOSADA. Signed. Notary’s Seal.

The signatures of the concerned parties appear. Signed: ANTONIO PÉREZ-COCA CRESPO. Rubric. Signed. Notary’s Seal.

ATTACHED DOCUMENTS FOLLOW

NEW SUNWARD HOLDING B.V.

CEMEX, S.A.B. DE C.V.

as Pledgers

CEMEX ESPAÑA, S.A.

as Company

WILMINGTON TRUST (LONDON) LIMITED

as Security Agent

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

as Custodian

and

the Secured Parties

SHARE PLDEGES EXTENSION AGREEMENT

ÍNDICE

CLAUSE	PAGE

1. INTERPRETATION AND DEFINITIONS	6
2. FORMAL EXTENSION OF SECURED OBLIGATIONS	7
3. REGULATION OF THE PLEDGES	7
4. DELIVERY OF THE POSSESSION	7
5. REPRESENTATIONS OF THE PLEDGORS	8
6. TAXES AND EXPENSES	8
7. NOTICES	9
8. FURTHER ASSURANCES	9
9. PUBLIC DOCUMENT	9
10. LAW AND JURISDICTION	9
11. LANGUAGE	9

In Madrid, on 9 April 2019.

APPEAR

ON THE ONE HAND,

A.1.- NEW SUNWARD HOLDING B.V., a company duly incorporated under the laws of The Netherlands, with registered offices at WTC, Strawinskylaan 1637, Tower B, 16th. Floor, 107 XX Amsterdam, The Netherlands, registered with the Chamber of Commerce and Industries for Amsterdam (Kammer van Koophandel en Fabrikien woor Amsterdam) under the number 34133556 and with tax identification number N-00329222-G (“Holding”).

A.2.- CEMEX, S.A.B. DE C.V., an entity duly incorporated under the laws of Mexico with registered offices at Ciudad de Monterey, N.L. (México), Avenida Constitución, 444, Poniente, Zona Centro, registered with the Federal Registry under the number CEM-880726-UZA and with tax identification number N-4121454-E (“Parent”).

Hereinafter, Holding and Parent shall be jointly referred to as the “Pledgors”, and each of them individually, as a “Pldegor”.

ON THE OTHER HAND,

A.3.- CEMEX ESPAÑA, S.A., a company incorporated under the laws f Spain, with registered office at Hernández de Tejada 1, 28027, Madrid (Spain), with Tax Identification Number A-46004214 and registered with the Commercial Registry of Madrid, in volume 9,743 and 9,744, sheet 1 and 166, section 8, page no. M-156542 (“Cemex España” or the “Company”).

The Company appears in this act for the purposes of acknowledging the granting of the Pledges created by virtue of this Agreement.

AND ON THE OTHER HAND,

B.1.- The entities referred to in Annex 1 (the “Lenders”).

Likewise, those Lenders who have not executed the Amendment Agreement (as defined below) shall be referred to as “Exchanging Creditors”.

It is expressly stated that Banco Sabadell, S.A. Institución de Banca Múltiple, who is Lender and Exchanging Creditor, does not execute this Agreement on the date hereof, although (i) the Pledgors hereby accept that Banco Sabadell, S.A. Institución de Banca Múltiple, as Exchanging Creditor, benefits from the Pledges of the Secured Party; and (ii) Banco Sabadell, S.A. Institución de Banca Múltiples shall be entitled to subsequently accede to this Agreement in order to accept the Pledges granted in its favour.

B.2.- WILMINGTON TRUST (LONDON) LIMITED, and entity duly incorporated under the laws of England and Wales with registered offices at Thir Floor, 1 King’s Arms Yard, London EC2R 7AF, registered with the Companies Home under the number 05650152 (the “Security Agent”).

The Security Agent acts in this Agreement in its own name and on its own behalf and, in addition for the Lenders, and of the remaining Secured Parties (As defined below) by virtue of the Intercreditor Agreement (As this term is defined below).

B.3.- BANCO BILBAO VIZCAYA AGRENTARIA, S.A., a credit entity with registered offices at Bilbao, Plaza de San Nicolás, 4, Spain, registered with Tax Identification Number A-48265169 (the “Custodian”).

The Custodian appears in this document for the only purpose of the delivery of the possession as established in clause 4.

The entities listed above shall be jointly referred to as the “Parties”.

WHEREAS

I.	The Company and the Pledgors are part of CEMEX Group (the “Group”), company of which is Parent.

II.	The Pledgors are the legitimate owners of the shares in Cemex España detailed below:

-	Holding owns 1,320,213,703 shares of the 1.17 euro par value each (the “Holding Shares”), which represent 99.484% of the share capital in the Company. The Shares are free and clear of any lien or encumbrance whatsoever (other than the Pledges (as defined below)), as evidenced by the ownership certificate (certifcado de legitimación) (the “Holding Shares Pledges Certificate”) issued on 8 April 2019 by the Custodian, managing company of the registry where the Shares are recorded (the “Holding Shares Registry”).

-	Parent owns 2,050,000 shares of 1.17 euro par value each (the “Parent Shares”), which represent 0.1545% of the share capital in the Company. The Parent Shares are free and clear of any lien or encumbrance whatsoever (other than the Pledges (as defined below)), as evidenced by the ownership certificate (certificado de legitimación) (the “Parent Shares Pledges Certificate”) issued on 8 April 2019 by the Custodian, managing company of the registry where the Parent Shares are recorded (the “Parent Shares Registry”.

Hereinafter, the Holding Shares and the Parent Shares shall be jointly referred to as the “Shares”.

Hereinafter, the Holding Shares Pledges Certificate and the Parent Shares Pledges Certificate shall be jointly referred to as the “Original Pledges Certificates”. A copy of the Original Pledges Certificates is attached as Annex 2 hereto.

Hereinafter, the Holding Shares Registry and the Parent Shares Registry shall be jointly referred to as the “Registries”.

III.	In 2012 the Group entered into a refinancing process of its financial indebtedness, in the context of which:

(i)	on 17 September 2012, Parent, the Security Agent and certain companies of the Group (amongst others) entered into an intercreditor agreement, which was raised to the status of Spanish public document on 8 November 2012 before the Notary of Madrid, Mr. Rafael Monjo Carrió (as amended from time to time, the “Existing Intercreditor Agreement”).

(ii)	on 8 November 2012, the Pledgors (amongst others) entered into a shares pledge agreement with the intervention of the Notary of Madrid Mr. Rafael Monjo Carrió with number 3,530 of his records (as amended from time to time, the “Shares Pledge Agreement”).

By virtue of the Shares Pledge Agreement, the Pledgors granted in favour of the Secured Parties (as defined in the Intercreditor Agremeent) several first ranking concurrent pledges over their respective Shares (the "Pledges")

The Pledgors granted as many Pledges as obligations arise from each of the Debt Documents (as defined in the Intercreditor Agreement) in favour of the Secured Parties.

V.	On 19 July 2017:

(i)	Parent and the lenders entered into an English law governed facilities agreement, which was raised to the status of Spanish public document on that same date before the Notary of Madrid Mr. Antonio Pérez-Coca Crespo under number 4,008 of his official records (the “Original Facilities Agreement”).

(ii)	Parent and the Security Agent, amongst others, entered into an amendment and restatement agreement of the Existing Intercreditor Agreement (the “Intercreditor Amendment Agreement”), which was raised to the status of Spanish public document on that same date herein before the Notary of Madrid Mr. Antonio Pérez Coca Crespo under number 4,010 of his official records (the Existing Intercreditor Agreement, as it has been amended by the Intercreditor Amendment Agreement, the “Interereditor Agreement”).

The purpose of the Intercreditor Amendment Agreement was to reflect that the Facilities Agreement (as defined below) allows the Transaction Security to be shared by (i) the Lenders under the Facilities Agreement (as defined below) and any Accordion Lenders (as such term is defined in the Facilities Agreement (as defined below)), as well as (ii) any lenders of creditors which may provide Financial Indebtedness (as such term is defined in the Facilities Agreement (as defined below)) to any Obligor under the Facilities Agreement (as defined below).

VI.	On 2 April 2019, the Parties entered into an amendment and restatement agreement of the Original Facilities Agreement (the “Amendment Agreement of the Original Facilities Agreement”). Hereinafter, the Original Facilities Agreement, as amended from time to time and specifically, by virtue of the Amendment Agreement of the Original Facilities Agreement will be referred to as the “Facilities Agreement”.

VI.	In accordance with the Shares Pledges Agreement and the Intercreditor Agreement:

(i)	the “Secured Obligations” under the Pledges includes all the present and future obligations that may be due at any time by any member of the Group to any Secured Party under any Debt Documents;

(ii)	the “Secured Parties” beneficiaries of the Pledges pledgees include amongst others, the lenders under the Facilities Agreement as “Refinancing Creditors”; and

(iii)	the “Debt Documents” secured under the Pledges include the Facilities Agreement (as amended by the Amendment Agreement of the Original Facilities Agreement) as “Refinancing Document”.

VII.	In accordance with the Facilities Agreement, the Parties have agreed to enter into this agreement (the “Agreement”) in accordance with the following:

CLAUSES

1.	INTERPRETATION AND DEFINITIONS

1.1.	Unless a contrary indication appears, capitalised terms included in this Agreement shall have the same meanings given to them in the Shares Pledges Agreement.

The Parties hereby agree that this Agreement shall not in any way prejudice or affect the terms and conditions contained in the Facilities Agreement or the Intercreditor Agreement. Further, this Agreement shall be subject to the terms of the Intercreditor Agreement and in the event of any inconsistencies, the Intercreditor Agreement shall prevail amongst the parties hereto and thereto and as permitted by applicable law.

1.2.	In addition, it is expressly stated that:

“Secured Obligations” means all the Liabilities and all other present and future obligations at any time due, owing or incurred by any member of the Group to any Lender (as Secured Party) under the Facilities Agreement, as amended by virtue of the Amendment Agreement of the Original Facilities Agreement (as Debt Document),

both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Secured Parties” includes, without limitation, the Lenders.

2.	FORMAL EXTENSION OF SECURED OBLIGATIONS

2.1.	In accordance with the Shares Pledges Agreement, the Pledges secured (as from the moment in time when they were granted all the Debt Documents, including the Refinancing Documents.

2.2.	Further to the granting of the Facilities Agreement and the accession of the Lenders to the Intercreditor Agreement, by virtue of this Agreement:

2.2.1.	It is expressly documented the extension of the Pledges to the Secured Obligations arising under the Amendment Agreement of the Original Facilities Agreement (which are expressly secured under the Pledges in accordance with the Pledges Agreement);

2.2.2.	the Pledgors formally ratify the Pledges Agreement; and

2.2.3.	the Lenders expressly accept the Pledges granted in their favour.

3.	REGULATION OF THE PLEDGES

3.1.	The regulation of the Shares Pledges Agreement shall be applicable (mutaris mutandi) to the Pledges securing the Secured Obligations under the Amendment Agreement of the Original Facilities Agreement.

3.2.	Each of the Pledges is independent in its own right and shall cach be governed separately by Clauses 2 to 18 of the Shares Pledges Agreement.

3.3.	This Agreement does not modify the Shares Pledges Agreement, but just complement it in respect of the Pledges securing the Secured Obligations under the Amendment Agreement of the Original Facilities Agreement.

4.	DELIVERY OF THE POSSESSION

4.1.	The Custodian, by means of is appearance as a party to this Agreement, acknowledges the execution of this Agreement and hereby undertakes to:

4.1.1.	record as at the date hereof the extension and ratification of each of the Pledges in the relevant book entries Registries. This recording shall be equivalent to the delivery of possession of the Shares pursuant to Article 12 of the Legislative Royal Decree 4/2015 which approves the unified text of the Securities Market Law and Article 14 of RD 878/2015; and

4.1.2.	once the recording foreseeing in paragraph 4.1.1 above has taken place, issue pledges certificates evidencing the extension and ratification of all the

Pledges (expressly including the Pledges in respect of the Facilities Agreement) (the "Pledges Certificates"). The Pledges Certificates will be delivered by the Custodian to the Security Agent as soon as practicable.

5.	REPRESENTATIONS OF THE PLEDGORS

5.1.	The Pledgors represent in favour of the Secured Parties:

5.1.1.	That the Company exists and is validly incorporated under the laws of Spain and is registered with the Mercantile Registry of Madrid.

5.1.2.	That the Custodian is the managing company of the Registries where the Shares are recorded.

5.1.3.	That they have the capacity to execute this Agreement and all necessary actions to authorize the execution and performance of this Agreement have been obtained.

5.1.4.	That the rights in rem of pledges constitute valid and binding obligations to the Pledgors, in accordance with the terms of this Agreement and applicable laws.

5.1.5.	That the acceptance and performance by the Pledgors of the obligations set out hereunder: (a) does not contravene any judicial or administrative order or decision; (b) does not contravene their constitutional documents of the Company's in any respect; (e) does not oppose to any document, agreement or contract binding for the Pledgors or the Company, and (d) does not require any authorization Consent, license or permit save for the relevant corporate authorizations adopted by the respective Boards of Directors).

5.1.6.	The Pledgors are the owners of the Shares and have the full title to dispose of their respective Shares (save for the limitations forth in clause 6 of the Shares Pledge Agreement).

5.1.7.	That the shares (a) are free from any lien, encumbrance, option night or statutory of Contractual restriction to their transmission other than the Pledges (b) have been validly issued by the Company, and (c) are fully subscribed and paid up.

5.1.8.	Subject to acceptance by the Secured Parties, first ranking pledges over the Shares are created in favour of the Secured Parties as security for the performance of the Secured Obligations, with the same terms of the pledges over the shares created as security of the obligations arising of other Debt Documents.

5.1.9.	That the pledged Shares represent the 99.6392% of the share capital of the Company.

6.	TAXES AND EXPENSES

All present and future taxes, fees and expenses of any nature whatsoever (including the fees of the Notary attesting and before whom this Agreement is granted and those connected with the maintenance of the Registries of book entries where the Shares are recorded) arising out of the execution, extension, maintenance, amendments, cancellation and enforcement of the Pledges in accordance with this Agreement as well as any other fees or expenses of legal advisors and procuradores and the judicial costs in which the Secured Parties may incur as a consequence of the breach by the Pledgors of any of its obligations hereunder, shall be borne by the Pledgors.

7.	NOTICES

All notices to be delivered between the parties in connection with this Agreement shall be made in accordance with the Shares Pledges Agreement.

8.	FURTHER ASSURANCES

The Pledgors shall, within ten (10) Business Days of receipt of a written request from the Security Agent, grant all such documents (private or public) as may be necessary to clarify any term of this Agreement or perfect the Pledges.

9.	PUBLIC DOCUMENT

The Parties execute and raise to public document status this Agreement in front of the Notary of Madrid, Mr. Antonio Pérez Coca Crespo.

10.	LAW AND JURISDICTION

This Agreement will be governed by and construed in accordance with Spanish law.

Each of the parties to this Agreement irrevocably submits themselves, with express waiver to any other forum, to the jurisdiction of the Courts and Tribunals of the city of Madrid for the resolution of any claim which may arise out of in connection with this Agreement.

11.	LANGUAGE

This Agreement is executed in both the Spanish and the English language. In the event of any discrepancy or inconsistency between the Spanish and the English versions, the Spanich version shall prevail. The English version is intended for information purposes only.

/s/Juan Pelegrí y Girón
CEMEX, S.A.B. DE C.V.
NEW SUNWARD HOLDING B.V.
CEMEX ESPAÑA, S.A.

Mr. Juan Pelegrí y Girón

/s/Miguel Castillo Gutiérrez	/s/Juan Bosco Eguilior Monfort
BANCO BILBAO VIZCAYA ARGENTARIA, S.A. (as Custodian) Mr. Miguel Castillo Gutiérrez	BANCO BILBAO VIZCAYA ARGENTARIA, S.A. (as Custodian) Mr. Juan Bosco Eguilior Monfort

/s/Miguel Castillo Gutiérrez	/s/Juan Bosco Eguilior Monfort
BANCO BILBOA VIZCAYA ARGENTARIA, S.A. Mr. Miguel Castillo Gutiérrez	BANCO BILBAO VIZCAYA ARGENTARIA, S.A. Mr. Juan Bosco Eguilior Monfort

/s/Miguel Castillo Gutiérrez	/s/Juan Bosco Eguilior Monfort
BBVA BANCOMER, S.A. INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO GINANCIERO BBVA BANCOMER Mr. Miguel Castillo Gutiérrez	BBVA BANCOMER, S.A. INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO GINANCIERO BBVA BANCOMER Mr. Juan Bosco Eguilior Monfort

/s/Susana Sedano Nuñez	/s/Rodrigo Vallés González
BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO Ms. Susana Sedano Nuñez	BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO Mr. Rodrigo Vallés González

/s/Fernando Alfaro de la Herrán	/s/Patricia Sendino Gómez
BNP PARIBAS, NY BRANCH BNP PARIBAS, S.A., SUCURSAL EN ESPAÑA Mr. Fernando Alfaro de la Herrán	BNP PARIBAS, NY BRANCH BNP PARIBAS, S.A., SUCURSAL EN ESPAÑA Ms. Patricia Sendino Gómez

/s/William Van Dyke
CITIBANK N.A., INTERNATIONAL BANKING FACILITY Mr. William Van Dyke

/s/Francisco Javier Rubio Cía	/s/Félix Morón Rodrigo
HSCB FRANCE, SUCURSAL EN ESPAÑA Mr. Francisco Javier Rubio Cía	HSCB FRANCE, SUCURSAL EN ESPAÑA Mr. Félix Morón Rodrigo

/s/Francisco Javier Rubio Cía	/s/John Stuart Percival
HSCB MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC Mr. Francisco Javier Rubio Cía	HSCB MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC Mr. John Stuart Percival

/s/Mónica Celeiro Pena	/s/Michele Schiano di Cola
NATIONAL WESTMINISTER BANK PLC Mr. Mónica Celeiro Pena	NATIONAL WESTMINISTER BANK PLC Mr. Michele Schiano di Cola

/s/Susana Sedano Nuñez	/s/Rodrigo Vallés González
BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO Ms. Susana Sedano Nuñez	BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO Mr. Rodrigo Vallés González

/s/John Stuart Percival

BANCO NACIONAL DE MÉXIC, S.A. INTEGRANTE DEL GRUPO FINANCIERO BANAMEX

BANK OF AMERICA N.A., LONDON BRANCH

CITIBANK EUROPE PLC

CRÉDIT AGRICOLE CORPORATE INVESTMENT BANK

CRÉDIT INDUSTRIEL ET COMMERCIAL, LONDON BRANCH

ING BANK N.V., DUBLIN BRANCH

INTESA SAN PAOLO S.P.A., NEW YORK BRANCH

JP MORGAN CHASE BANK N.A.

MIZUHO BANK LTD

SOCIÉTÉ GÉNÉRALE

SUMITOMO MITSUI BANKING CORPORATION

WILMINGTON TRUST (LONDON) LIMITED

Mr. John Stuart Percival

/s/John Stuart Percival	/s/Carlos Hernández-Canut
BANCO MERCANTIL DEL NORTE, S.A., INSTITUCIÓN DE BANCA MÚLTUPLE, GRUPO FINANCIERO BANORTE Mr. John Stuart Percival	BANCO MERCANTIL DEL NORTE, S.A., INSTITUCIÓN DE BANCA MÚLTUPLE, GRUPO FINANCIERO BANORTE Ms. Carlos Hernández-Canut

ANNEX 1

LENDERS

1.	Banco Bilbao Vizcaya Argentaria, S.A.

2.	Banco Mercantil del Norte, S.A. Institución de Banca Múltiple, Grupo Financiero Banorte

3.	Banco Nacional de Comercio Exterior, S.N.C.

4.	Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex

5.	Banco Sabadell, S.A., Institución de Banca Múltiple

6.	Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México

7.	Bank of America N.A., London Branch

8.	Bayerische Landesbank, New York Branch

9.	BBVA Bancomer, S.A. Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer

10.	BNP Paribas, NY Branch

11.	BNP Paribas, S.A., Sucursal en España

12.	Citibank N.A., International Banking Facility

13.	Crédit Agricole Corporate Investment Bank

14.	Crédit Industriel et Commercial, London Branch

15.	Export Development Canada

16.	HSBC France, Sucursal en España

17.	HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC

18.	ING Bank N.V., Dublin Branch

19.	Intesa San Paolo S.p.A., New York Branch

20.	JP Morgan Chase Bank N.A.

21.	Mizuho Bank Ltd

22.	National Westminster Bank Plc

23.	Société Générale

24.	Sumitomo Mitsui Banking Corporation

ANNEX 2

COPY OF THE ORIGINAL PLEDGE CERTIFICATES

CERTIFICATE OF ENTITLEMENT

Securities represented by book entry

(R.D.-L 4/2015, October 23 and R.D. 878/2015, October 2)

Branch office: 6984 -- Institutional Custody Services

NEW SUNWARD HOLDING B. V	No. of Values:	7168839
	Certificate No.	080420197168839
	Date of Issue:	08/04/2019
	Effective Date:	10/04/2019

Holder/s	NIF / CIF
NEW SUNWARD HOLDING B. V	N0032922G

Value Code	Value Series and Issue	Total Number of Values	Nominal Value
ES0182760019	ACCS. CEMEX ESPAÑA, S.A.	1,320,213,703	1,544,650,032.51 Euros

Limited security rights and other encumbrances:

Pledge rights on the shares of Cemex España, S.A, constituted by virtue of an agreement dated November 8, 2012, executed by the Notary Public of Madrid Mr. Rafael Monjo Carrió, under number 3,530 of his register book and the agreements to extend the pledges on said shares, formalized in public deeds granted on September 30, 2014 and November 19, 2014 before the same Notary Public, under number 1,688 and 2,027 of its protocol, respectively, as well as those formalized before the Madrid Notary Public Mr. Antonio Pérez-Coca Crespo on July 29, 2015 (with number 3,794 of its protocol), September 24, 2015 (policy with number 710 of section A of its registry book). March 30, 2016 (deed with number 1,672 of its protocol), July 28, 2016 (policy with number 755 of Section A of its record book), December 16, 2016 (deed with number 6,221 of its protocol) and July 19, 2017 (deed with number 4,011 of its protocol).

Purpose of the issuance:

To prove the ownership of the securities for the purpose of ratifying the pledge in accordance with the share pledges extension agreement and ratification to be signed on April 9, 2019 before Mr. Antonio Pérez-Coca Crespo, notary public of Madrid.

And for the record, at the request of the interested party, this certificate is issued in accordance with the accounting register of securities represented by book entries.

Notes:

-	the values referred to in this certificate of entitlement shall be immobilized until the date of validity unless it is returned at an earlier date.

-	certificates shall expire during the period of validity of the certificate, which shall not exceed six months.

-	certificates for which no expiration date has been set shall expire three months after their date of issue.

CERTIFICATE OF ENTITLEMENT

Securities represented by book entry

(R.D.-L 4/2015, October 23 and R.D. 878/2015, October 2)

Branch office: 6984 -- Institutional Custody Services

NEW SUNWARD HOLDING B. V	No. of Values:	7242509
	Certificate No.	0804220197242509
	Date of Issue:	08/04/2019
	Effective Date:	10/04/2019

Holder/s	NIF / CIF
NEW SUNWARD HOLDING B. V	N4121454E

Value Code	Value Series and Issue	Total Number of Values	Nominal Value
ES0182760019	ACCS. CEMEX ESPAÑA, S.A.	2,050,000	2,398,500.00 Euros

Limited security rights and other encumbrances:

Pledge rights on the shares of Cemex España, S.A, constituted by virtue of a contract dated November 8, 2012, executed by the Notary Public of Madrid Mr. Rafael Monjo Carrió, under number 3,530 of his register book and the agreements to extend the pledges on said shares, formalized in public deeds granted on September 30, 2014 and November 19, 2014 before the same Notary Public, under number 1,688 and 2,027 of its protocol, respectively, as well as those formalized before the Madrid Notary Public Mr. Antonio Pérez-Coca Crespo on July 29, 2015 (with number 3,794 of its protocol), September 24, 2015 (policy with number 710 of section A of its registry book). March 30, 2016 (deed with number 1,672 of its protocol), July 28, 2016 (policy with number 755 of Section A of its record book), December 16, 2016 (deed with number 6,221 of its protocol) and July 19, 2017 (deed with number 4,011 of its protocol).

Purpose of the issuance:

To prove the ownership of the securities for the purpose of ratifying the pledge in accordance with the share pledges extension agreement and ratification to be signed on April 9, 2019 before Mr. Antonio Pérez-Coca Crespo, notary public of Madrid.

And for the record, at the request of the interested party, this certificate is issued in accordance with the accounting register of securities represented by book entries.

Notes:

-	the values referred to in this certificate of entitlement shall be immobilized until the date of validity unless it is returned at an earlier date.

-	certificates shall expire during the period of validity of the certificate, which shall not exceed six months.

-	certificates for which no expiration date has been set shall expire three months after their date of issue

CERTIFICATE OF ENTITLEMENT

Securities represented by book entry

(R.D.-L 4/2015, October 23 and R.D. 878/2015, October 2)

Branch office: 6984 -- Institutional Custody Services

NEW SUNWARD HOLDING B. V	No. of Values:	7168839
	Certificate No.	080420197168839
	Date of Issue:	08/04/2019
	Effective Date:	10/04/2019

Holder/s	NIF / CIF
NEW SUNWARD HOLDING B. V	N0032922G

Value Code	Value Series and Issue	Total Number of Values	Nominal Value
ES0182760019	ACCS. CEMEX ESPAÑA, S.A.	1,320,213,703	1,544,650,032.51 Euros

Limited security rights and other encumbrances:

Pledge rights on the shares of Cemex España, S.A, constituted by virtue of a contract dated November 8, 2012, executed by the Notary Public of Madrid Mr. Rafael Monjo Carrió, under number 3,530 of his register book and the agreements to extend the pledges on said shares, formalized in public deeds granted on September 30, 2014 and November 19, 2014 before the same Notary Public, under number 1,688 and 2,027 of its protocol, respectively, as well as those formalized before the Madrid Notary Public Mr. Antonio Pérez-Coca Crespo on July 29, 2015 (with number 3,794 of its protocol), September 24, 2015 (policy with number 710 of section A of its registry book). March 30, 2016 (deed with number 1,672 of its protocol), July 28, 2016 (policy with number 755 of Section A of its record book), December 16, 2016 (deed with number 6,221 of its protocol) and July 19, 2017 (deed with number 4,011 of its protocol).

Purpose of the issuance:

To prove the ownership of the securities for the purpose of ratifying the pledge in accordance with the share pledges extension agreement and ratification to be signed on April 9, 2019 before Mr. Antonio Pérez-Coca Crespo, notary public of Madrid.

And for the record, at the request of the interested party, this certificate is issued in accordance with the accounting register of securities represented by book entries.

Notes:

-	the values referred to in this certificate of entitlement shall be immobilized until the date of validity unless it is returned at an earlier date.

-	certificates shall expire during the period of validity of the certificate, which shall not exceed six months.

-	certificates for which no expiration date has been set shall expire three months after their date of issue

CERTIFICATE OF ENTITLEMENT

Securities represented by book entry

(R.D.-L 4/2015, October 23 and R.D. 878/2015, October 2)

Branch office: 6984 -- Institutional Custody Services

NEW SUNWARD HOLDING B. V	No. of Values:	7242509
	Certificate No.	0804220197242509
	Date of Issue:	08/04/2019
	Effective Date:	10/04/2019

Holder/s	NIF / CIF
NEW SUNWARD HOLDING B. V	N4121454E

Value Code	Value Series and Issue	Total Number of Values	Nominal Value
ES0182760019	ACCS. CEMEX ESPAÑA, S.A.	2,050,000	2,398,500.00 Euros

Limited security rights and other encumbrances:

Pledge rights on the shares of Cemex España, S.A, constituted by virtue of a contract dated November 8, 2012, executed by the Notary Public of Madrid Mr. Rafael Monjo Carrió, under number 3,530 of his register book and the agreements to extend the pledges on said shares, formalized in public deeds granted on September 30, 2014 and November 19, 2014 before the same Notary Public, under number 1,688 and 2,027 of its protocol, respectively, as well as those formalized before the Madrid Notary Public Mr. Antonio Pérez-Coca Crespo on July 29, 2015 (with number 3,794 of its protocol), September 24, 2015 (policy with number 710 of section A of its registry book). March 30, 2016 (deed with number 1,672 of its protocol), July 28, 2016 (policy with number 755 of Section A of its record book), December 16, 2016 (deed with number 6,221 of its protocol) and July 19, 2017 (deed with number 4,011 of its protocol).

Purpose of the issuance:

To prove the ownership of the securities for the purpose of ratifying the pledge in accordance with the share pledges extension agreement and ratification to be signed on April 9, 2019 before Mr. Antonio Pérez-Coca Crespo, notary public of Madrid.

And for the record, at the request of the interested party, this certificate is issued in accordance with the accounting register of securities represented by book entries.

Notes:

-	the values referred to in this certificate of entitlement shall be immobilized until the date of validity unless it is returned at an earlier date.

-	certificates shall expire during the period of validity of the certificate, which shall not exceed six months.

-	certificates for which no expiration date has been set shall expire three months after their date of issue